Ex99-16

FILED In the Office of the Secretary of State of Texas JUN 04 2003 Corporations Section

AMENDED AND RESTATED
CERTIFICATE OF LIMITED PARTNERSHIP
 OF
 TORO PARTNERS, LP

        This Amended and Restated Certificate of Limited Partnership of Toro Partners, LP (the “Partnership”) is being duly executed and filed in accordance Section 2.02 and Section 2.10 of the Texas Revised Limited Partnership Act (Texas Revised Civil Statutes Article 6132a-1, et seq., Vernon’s Texas Civil Statutes), as amended (the “TRLPA”), to amend and restate the Partnership’s original certificate of limited partnership filed with the Secretary of State of Texas on September 30, 1999, to reflect (i) the withdrawal of Toro Energy GP, Inc., a Texas corporation, as a general partner of the Partnership; (ii) the admission of Upstate Energy Inc., a New York corporation, as the new general partner; (iii) the change in the address of the Partnership’s registered office; and (iv) the change in the name and address of the registered agent of the Partnership.

1.      Name.    The name of the Partnership is: Toro Partners, LP.

2.      Registered Office.    The address of the Partnership's registered office is c/o CT Corporation System, 1021 Main Street, Suite 1150, Houston, Texas 77002.

3.      Registered Agent.    The name and address of the registered agent of the Partnership for service of process are CT Corporation System, 1021 Main Street, Suite 1150, Houston, Texas 77002.

4.      Principal Office.    The address of the principal office of the Partnership in the United States where records are to be kept or made available under Section 1.07 of the TRLPA is

Upstate Energy Inc.
10 Lafayette Square
Buffalo, NY 14203

5.      General Partner.   Buffalo, NY 14203 The name, mailing address and the street address of the business of the general partner of the Partnership are:

Upstate Energy Inc.
10 Lafayette Square
Buffalo, NY 14203

      Executed this 4th day of June, 2003.

UPSTATE ENERGY INC.
By: /s/ B. H. Hale
B. H. Hale, President

jmc/js/Contract/Toro-Horizon Certificate (Amended) Final